Beckstead and Watts, LLP
Certified Public Accountants
3340 Wynn Road, Suite B
Las Vegas, NV 89102
702.257.1984 tel
702.362.0540 fax

October 25, 2004

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in the second amended Registration Statement on Form S-1 dated October 18, 2004, which registers for issuance of 20,000 units of Limited Liability Interest of MV Fund II, LLC, our report dated August 16, 2004 relating to the financial statements of MV Fund II, LLC. We also consent to the reference to us under the heading "Experts" in such Form S-1.

Sincerely,

/s/ Beckstead and Watts, LLP
Beckstead and Watts, LLP

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